                                                                   Exhibit 10.41

                          SECOND MODIFICATION AGREEMENT

      This Second Modification Agreement (hereinafter the "Agreement") is dated the 20th day of February, 2001, and is entered into by and between FINTUBE TECHNOLOGIES, INC., an Oklahoma corporation (hereinafter the "Company"), whose mailing address is 15660 North Dallas Parkway, Suite 500, Dallas, Texas 75248, the location of Company's principal place of business and chief executive office as of the date hereof, the several financial institutions from time to time a party to the Original Credit Agreement, as that term is defined below (collectively, the "Lenders") and BANK OF AMERICA, N.A., a national banking association, as Swing Line Lender and as agent for the Lenders (the "Agent"), whose address is 901 Main Street, 7th Floor, Dallas, Texas 75202, and the various financial institutions who are parties to this Agreement (collectively with Agent, the "Lenders").

      R E C I T A L S:

      1. The parties have had a financing arrangement evidenced by that certain Credit Agreement dated January 3, 2000 (the "Original Credit Agreement"), as amended by that certain Modification Agreement dated September 26, 2000 (the "First Modification") (the Original Credit Agreement as amended by the First Modification is hereinafter referred to as the "Existing Credit Agreement").

      2. Borrower has requested that Lender agree to various amendments to the Existing Credit Agreement, and Lender has agreed, as set forth in this Agreement.

      3. Subject to the terms, conditions and provisions described herein, the parties now desire to amend, modify, ratify and renew the Existing Credit Agreement and the other documents and instruments contemplated thereby in the manner hereinafter set forth.

      NOW, THEREFORE, in consideration of the foregoing Recitals, the mutual agreements herein contained, the conditions, covenants, representations and warranties set forth herein, and other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto mutually agree as follows:

      1. Definitions. Capitalized terms used but not defined in this Agreement shall have the meanings given to them in the Existing Credit Agreement.

      2. Eligible Accounts. Subparagraph (iii) of the definition of the term "Eligible Accounts" in the Existing Credit Agreement is amended by adding the following at the end:

           ; and provided further that the foregoing limitation shall be thirty-five percent (35%) as to Foster Wheeler Corporation as long as Foster Wheeler Corporation's corporate ratings are equal to or better than Ba1 by Moody's Investor Service and BB+ by Standard & Poor's Corporation;

      3. Borrowing Base Certificate. Exhibit H of the Existing Credit Agreement is hereby replaced with Exhibit "H" attached hereto.

      4. Paragraph 8.17 Fixed Charge Ratio of the Existing Credit Agreement is hereby replaced with the following:

                  8.17 Fixed Charge Coverage Ratio. The Company shall not permit its Fixed Charge Coverage Ratio determined as of the last day of each fiscal quarter in any period set forth below to be less than the ratio set forth below for such period:

               Period                                  Ratio
               ------                                  -----
               1/1/00 through 9/30/00                  1.10:1
               10/1/00 through 3/31/01                 1.05:1
               4/1/01 through 12/30/02                 1.10:1
               12/31/02 and thereafter                 1.25:1

      5. Paragraph 8.18 Capital Expenditures of the Existing Credit Agreement is hereby replaced with the following:

                  8.18 Capital Expenditures. (a) The Company will not, and will not permit any of its Subsidiaries to, make any Capital Expenditures, except that during any fiscal year set forth below the Company and its Subsidiaries may make Capital Expenditures so long as the aggregate amount so made by the Company and its Subsidiaries (on a consolidated basis) during any such fiscal year does not exceed the amount set forth opposite such fiscal year below:

               Fiscal Year Ending                         Amount
               ------------------                         ------
               December 31, 2000                          $7,500,000
               December 31, 2001                          $7,000,000
               December 31, 2002                          $7,000,000
               December 31, 2003                          $7,000,000
               December 31, 2004                          $7,000,000
               December 31, 2005                          $7,000,000


                  (b) Notwithstanding the foregoing, in the event that the
            amount of Capital Expenditures permitted to be made by the Company and its Subsidiaries pursuant to clause (i) above in any fiscal year (before giving effect to any increase in such permitted expenditures amount pursuant to this clause (ii)) is greater than the amount of such Capital Expenditures made by the Company and its Subsidiaries during such fiscal year, such excess (the "Rollover Amount") may be carried forward and used to make Capital Expenditures in the next succeeding fiscal year.


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

      6. Fee. In consideration of Lender's consent to the modifications described in this Agreement, Company shall pay to Agent a fee in the amount of $26,500.00 upon Company's execution of this Agreement. Company shall also pay Agent any amounts due under that terms of the fee letter dated January 10, 2001.

      7. "Loan Documents" and "Loan Agreement". The term "Loan Documents" as used in the Existing Credit Agreement, as amended hereby, shall be interpreted to include this Agreement and all of the other documents heretofore or hereafter creating, evidencing, securing and/or relating to the indebtedness and obligations of the Company to the Lender. The term "Credit Agreement" as may be used in any of the Loan Documents, including but not limited to this Agreement, shall be amended to mean the Existing Credit Agreement, together with and as modified by this Agreement.

      8. Ratification of Security Interests. Company hereby ratifies, confirms and reaffirms all security interests, liens and other encumbrances created under the Existing Credit Agreement in favor of Agent and all other Loan Documents as security for repayment of any and all of Company's indebtedness to the Lender, and to secure Company's performance of any and all Loan Documents, all of which shall continue in full force and effect and with the same priority as security for repayment and satisfaction of such Indebtedness and all modifications and renewals thereof.

      9. Modification, Ratification, Representations and Warranties. The terms and provisions of the Existing Credit Agreement and all other Loan Documents executed in connection therewith shall be deemed amended, modified, and changed throughout so as to reflect consistently the matters provided herein. As amended, modified, renewed or changed consistent herewith, the terms and provisions of the Existing Credit Agreement and all other Loan Documents (except for those released in accordance with this Agreement) shall remain in full force and effect.

      10. Representations and Warranties. Company represents and warrants to Lender that (a) there is no event or condition which is, or with notice or lapse of time or both would be, a default or Event of Default under the Loan Agreement; (b) the representations and warranties in the Loan Agreement are true as of the date of this Agreement as if made on the date of this Agreement; (c) this Agreement does not conflict with any law, agreement or obligation by which Company is bound; and (d) this Agreement is within Company's powers, has been duly authorized, and does not conflict with any of Company's organizational papers.

      11. Obligations Unaffected. Except as otherwise specified herein, the terms and conditions hereof shall in no manner impair, limit, restrict or otherwise affect the obligations of the Company to the Lender pursuant to and as evidenced by the Loan Documents. As a material inducement to the Lender to execute and deliver this Agreement, Company hereby acknowledges that there are no claims or offsets against, or defenses or counterclaims to, the terms or provisions of the obligations created or evidenced by the Loan Documents, including but not limited to the Notes. In the event of a conflict between the terms and conditions of this Agreement and the terms and conditions of the other Loan Documents, the terms and conditions of this Agreement shall control.


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

      12. Costs. Company agrees to pay to Lender on demand all costs, fees and expenses (including without limitation attorneys' fees and legal expenses) incurred or accrued by the Lender in connection with the preparation, execution, delivery, filing and recording of this Agreement, the Security Instruments and the other Loan Documents, or any amendment, waiver, consent or modification thereto or thereof, or any enforcement thereof, including without limitation the Lender's attorneys' fees and expenses.

      13. Separability. If any provision of this Agreement and the other Loan Documents is held invalid or unenforceable for any reason, such invalidity or unenforceability shall not affect the other provisions hereof, and this Agreement and the other Loan Documents shall be construed and enforced as if such provision had not been included herein.

      14. Binding Effect. Except as otherwise expressly provided herein, this Agreement will remain in effect until all of Company's obligations to Lender under this Agreement have been fully discharged. This Agreement shall be binding upon Company and Guarantor and their successors and assigns and shall inure to the benefit of the Lender, its successors and assigns.

      15. Headings. The headings used herein are for convenience and administrative purposes only and do not constitute substantive matters to be considered in construing the terms and provisions of this Agreement.

      16. Entirety. This Agreement and the other documents executed concurrently or in connection herewith or pursuant hereto, as they modify the Original Credit Agreement and the other Loan Documents, constitute the entire agreement between the parties hereto, and may not be changed orally but shall be changed or modified only in writing and signed by all of the parties hereto.

      17. Governing Law; Miscellaneous. This Agreement and the other Loan Documents, as amended and modified by this Agreement and the attachments hereto, have been executed, delivered and accepted pursuant to a lending transaction negotiated, consummated, and to be performed in Tulsa, Tulsa County, Oklahoma, and are intended to be a contract made under the laws of the State of Oklahoma and to be construed in accordance with the laws of said State. Nothing in this Agreement or any of the other Loan Documents is intended to constitute Lender as a joint venturer with Company or to constitute a partnership.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                        FINTUBE TECHNOLOGIES, INC., an
                                        Oklahoma corporation


                                        By: /s/  Larry J. Sims
                                           -------------------------------------

                                        Name: Larry J. Sims
                                             -----------------------------------
                                                     (Please Print)
                                        Title: President & CEO
                                              ----------------------------------


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

                                        BANK OF AMERICA, N.A., as Agent

                                        By: /s/ Curtis L. Anderson
                                           -------------------------------------

                                        Name: Curtis L. Anderson
                                             -----------------------------------
                                                     (Please Print)
                                        Title: Senior Vice President
                                              ----------------------------------


                                        BANK OF AMERICA, N.A., as a Lender and
                                        as Swing Line Lender

                                        By: /s/ Curtis L. Anderson
                                           -------------------------------------

                                        Name: Curtis L. Anderson
                                             -----------------------------------
                                                     (Please Print)
                                        Title: Senior Vice President
                                              ----------------------------------


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

                                        BANK ONE, TEXAS, N.A., as a Lender and
                                        Documentation Agent


                                        By: /s/Kathy Turner
                                           -------------------------------------

                                        Name: Kathy Turner
                                             -----------------------------------
                                                     (Please Print)
                                        Title: Director
                                              ----------------------------------


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

                                        F&M BANK & TRUST COMPANY, as a Lender


                                        By: /s/ John D. Pixley
                                           -------------------------------------

                                        Name: John D. Pixley
                                             -----------------------------------
                                                                (Please Print)
                                        Title: Senior Vice President
                                              ----------------------------------


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

                                        MID-FIRST BANK, N.A., as a Lender


                                        By: /s/ Nicholas E. Fitzgerald
                                           -------------------------------------

                                        Name: Nicholas E. Fitzgerald
                                             -----------------------------------
                                                     (Please Print)
                                        Title: Vice President
                                              ----------------------------------


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

                                   EXHIBIT "H"

                           BORROWING BASE CERTIFICATE

      Required by the Credit Agreement, dated as of January 3, 2000, by and among Fintube Technologies, Inc., (the "Borrower"), the Lenders party thereto, and Bank of America, N.A., as Agent (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"). Terms defined in the Credit Agreement are used herein as therein defined.

      Report for the quarter ending: ________________

      Pursuant to the Credit Agreement, the Borrower hereby certifies as follows for itself and its Subsidiaries:

                  AMOUNT OF ELIGIBLE INVENTORY

Inventory balance:
      Master Coil                        $___________
      Work in progress                   $___________
      Finished goods                     $___________
      Other Raw Materials                $___________

(a)   Inventory balance:                                             $__________

Less Ineligible Inventory (aggregate of (i) through (v) shall constitute "Ineligible Inventory"):

      (i)   Inventory which is obsolete, not in good                 $__________
            condition, or not currently usable or salable in
            the ordinary course of business
      (ii)  Inventory consisting of supplies including but not       $__________
      (iii) limited to the tool crib inventory                       $__________
      (iii) Inventory not located in the United States or            $__________
            Canada
      (iv)  Inventory located on leased premises leased to the       $__________
            extent that the lessor of such premises has not
            executed a landlord waiver and consent
      (v)   Inventory with respect to which Agent does not           $__________
            have a first priority, valid and perfected security interest

      (b)   Total Ineligible Inventory (sum of (i) through           $__________
            (v))

      (c)   Master Coil Inventory                                    $__________

Value of Eligible Inventory excluding Master Coil valued at the lower of cost on a standard cost basis or market ((a) minus (b)
minus (c))                                                           $__________

1.    50% of Eligible Inventory Excluding Master Coil                $__________

2.    75% of Master Coil Inventory                                   $__________


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

AMOUNT OF ELIGIBLE ACCOUNTS

Aggregate of all Accounts

Less Ineligible Accounts (aggregate of (i) through (xii) shall constitute "Ineligible Accounts"):

 (i)   Accounts which remain unpaid ninety (90) days                 $__________
       after the original date of the applicable invoice
 (ii)  all Accounts owing by a single Account Debtor if              $__________
       twenty-five percent (25%) or more of the balance
       owing by such Account Debtor remains unpaid ninety
       (90) days after the original date of the
       applicable invoice or invoices
 (iii) Accounts with respect to which the Account Debtor             $__________
       represents an amount exceeding fifteen percent
       (15%) of all Accounts; provided however, that with
       written consent of Agent, such limitation may be
       raised to twenty-five percent (25%); and provided
       further that the foregoing limitation shall be
       thirty-five percent (35%) as to Foster Wheeler
       Corporation as long as Foster Wheeler
       Corporation's corporate ratings are equal to or
       better than Ba1 by Moody's Investors Service and
       BB+ by Standard & Poor's Corporation;
 (iv)  Accounts with respect to which the Account Debtor             $__________
       is a director, officer, employee, Subsidiary or
       Affiliate of the Company or Subsidiary
 (v)   Accounts with respect to which the Account                    $__________
 (vi)  Debtor is the USA or any dept., agency or                     $__________
       instrumentality thereof unless such Account has
       been assigned to the Agent in accordance with the
       Assignment of Claims Act (other than Accounts
       existing on or created within the 30 days
       following the Closing Date unless the provisions
       of this subsection have not been met with respect
       to such Account on or before the 90th day
       following the Closing Date)
 (vi)  Accounts with respect to which the Account Debtor             $__________
       is not a resident of the United States or Canada,
       unless the Account Debtor has supplied an
       irrevocable letter of credit satisfactory to Agent
       sufficient to cover such Account
 (vii) Accounts to the extent to which the Account Debtor            $__________
       has asserted a counterclaim or has a right of
       setoff;
(viii) Accounts for which the prospect of payment or                 $__________
       performance by the Account Debtor is or will be
       impaired as determined by Agent
 (ix)  Accounts with respect to which Agent does not have            $__________
       a first and valid fully perfected security
       interest;
 (x)   Accounts with respect to which the Account Debtor             $__________
       is the subject of bankruptcy or similar proceeding
       or has made an assignment for the benefit of
       creditors or whose assets have been conveyed to a
       receiver or trustee;
 (xi)  Accounts with respect to which the Account                    $__________
       Debtor's obligation to pay is conditional upon its
       approval or is otherwise subject to any repurchase
       obligation or return right
 (xii) Accounts to the extent that the Account Debtor's              $__________
       indebtedness exceeds a credit limit determined by Agent


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

(xiii) Accounts with respect to which the Account Debtor             $__________
       is located in any State requiring qualification to do business or similar filing in order to permit enforcement in such State, unless the Company or applicable Subsidiary has duly qualified to do business as a foreign corporation in such State or made such similar filing with the appropriate office in such State for the then current year.

      Total Ineligible Accounts:                                     $__________

Eligible Accounts                                                    $__________

3.    80% of Eligible Accounts                                       $__________

TOTAL BORROWING BASE

4.    (Add Lines 1, 2 and 3)                                         $__________

REVOLVING LOANS OUTSTANDING

5.    Principal Amount of Revolving Loans Outstanding                $__________

LETTERS OF CREDIT

6.    Aggregate L/C Obligations not to exceed $7,500,000             $__________

SWING LINE LOANS OUTSTANDING

7.    Principal Amount of Swing Line Loans Outstanding               $__________

REVOLVING LOAN AVAILABILITY

8.    (The lesser of Line 4 or $20,000,000) minus Line 5             $__________
      minus Line 6 minus Line 7

            The calculation of the Borrowing Base is based upon calculations made in accordance with the terms of the Credit Agreement.

            The Borrower hereby certifies that the foregoing and the attached schedule(s) (if any) are true and correct. The Borrower hereby certifies and warrants that, except as contemplated or permitted by the Credit Agreement, on the date of this certificate, the Eligible Accounts and the Eligible Inventory reported herein are free and clear of all Liens.


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

                                        FINTUBE TECHNOLOGIES, INC.


                                        By:_____________________________________

                                        Name:___________________________________
                                                           (Please Print)
                                        Title:__________________________________

Date: __________________


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